SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Avenue Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

AVENUE THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF OUR CAPITAL STOCK

To Our Stockholders:

We are writing to advise you that stockholders representing approximately 73% of the voting power of the outstanding voting stock of Avenue Therapeutics, Inc., as of the close of business on July 25, 2022 (the “record date”), have approved by written consent a proposal to (i) effect a reverse stock split of our issued and outstanding common stock within a range of between 10-for-1 and 20-for-1 (with our board of directors being authorized to determine the exact ratio) (the “reverse stock split”) and (ii) reduce the number of our authorized shares of common stock from 50,000,000 to 20,000,000.

Our board of directors unanimously approved, and recommended that our stockholders approve, the form of amendment of our articles of incorporation to reflect the reverse stock split and reduction of the number of our authorized shares of common stock. If our board of directors deems it necessary and appropriate, we will set the exact reverse split ratio within the approved range and file a Certificate of Amendment effecting the reverse stock split and reduction of the number of our authorized shares of common stock with the Secretary of State for the State of Delaware, with the timing of such filing to occur, if at all, at the sole discretion of our board of directors.

Please note that the number of votes received from the stockholders is sufficient to satisfy the stockholder vote requirement for this action under Delaware law and our certificate of incorporation, as amended, and no additional votes will consequently be needed to approve the actions.

No action is required by you.  The accompanying Information Statement is being furnished only to inform stockholders of the action taken by written consent described above before the reverse stock split and reduction in the number of our authorized shares of common stock takes effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about August 22, 2022. The effective date of the reverse stock split will be no earlier than September 12, 2022, or thereafter as our board of directors determines to effect it in accordance with applicable law, including the General Corporation Law of the State of Delaware (“DGCL”).

This is not a notice of special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein. We are not asking you for a consent or proxy and you are requested not to send us a consent or proxy.

The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything.  You are encouraged to carefully read the accompanying Information Statement, including exhibits, for further information regarding the reverse stock split.

August 22, 2022	By Order of the Board of Directors,

/s/ Alexandra MacLean
Alexandra MacLean, M.D.
Chief Executive Officer

AVENUE THERAPEUTICS, INC.

2 Gansevoort Street, 9th Floor

New York, New York 10014

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C THEREUNDER

This Information Statement is being sent by mail to all record and beneficial owners of the common stock, $0.0001 par value of Avenue Therapeutics, Inc., a Delaware corporation, which we refer to herein as “ATXI,” “the company,” “we,” “our” or “us.”  The mailing date of this Information Statement is on or about August 22, 2022. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to a written consent executed by stockholders representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On July 25, 2022, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had issued and outstanding (i) 21,987,723 shares of common stock, and (ii) 250,000 shares of Class A Preferred Stock. These securities constitute the outstanding classes of ATXI voting securities.  Each share of ATXI common stock entitles the holder thereof to one vote on all matters submitted to stockholders and each share of Class A Preferred Stock carries the voting power of 99 votes per share on the record date.

No vote or other consent of our stockholders is solicited in connection with this information statement.  We are not asking you for a proxy and you are requested not to send us a proxy.

Our board of directors has also approved the reverse stock split and reduction in the number of our authorized shares of common stock.  No other corporate actions to be taken by written consent were considered. As of July 25, 2022, stockholders who beneficially hold 250,000 shares of Class A Preferred Stock and 9,423,429 shares of common stock or approximately 73% of the voting power of our outstanding voting securities, executed and delivered to the board of directors written consents approving the action to effect the reverse split of our outstanding common stock within a range of between 10-for-1 and 20-for-1 (with our board of directors being authorized to determine the exact ratio) and (ii) reduce the number of our authorized shares from 50,000,000 to 20,000,000.  Because the action was approved by the written consent of stockholders holding a majority of our outstanding voting securities, no proxies are being solicited with this Information Statement.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken.  In addition, pursuant to the laws of Delaware, the action to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable.  We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken.  All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should," “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the date of the consent by the majority stockholders, ATXI had issued and outstanding 21,987,723 shares of common stock and 250,000 shares of Class A Preferred Stock. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders and each share of Class A Preferred Stock has the voting power of 1.1 times (A) the shares of outstanding Common Stock plus (B) the whole shares of Common Stock into which the shares of outstanding the Class A Preferred Stock are convertible, divided by the number of shares of outstanding Class A Preferred Stock, or 99 votes per share on the record date.

On July 25, 2022, the stockholders representing 250,000 shares of Class A Preferred Stock and 9,423,429 shares of common stock (approximately 73% of the total voting power) executed and delivered to the board of directors written consents approving the reverse stock split.  Because the action was approved by stockholders owning a majority of our outstanding voting power, no proxies are being solicited with this Information Statement. No consideration was paid for the consents.

Delaware corporate law provides in substance that unless a company’s certificate of incorporation provide otherwise, stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by stockholders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.

REVERSE STOCK SPLIT

Our board of directors and stockholders holding a majority of our outstanding voting power have approved a proposal to (i) effect a reverse stock split of our issued and outstanding common stock within a range of between 10-for-1 and 20-for-1 (with our board of directors being authorized to determine the exact ratio) and (ii) reduce the number of our authorized shares of common stock from 50,000,000 to 20,000,000. Following 20 days after the furnishing of this Information Statement, our board of directors will have the authority, in its sole discretion, without further action by our stockholders, to effect the reverse stock split and reduction in our number of authorized shares of common stock. Even though the holders of a majority of the voting power of our capital stock have already approved of the reverse stock split and reduction in the number of authorized shares of our common stock, we reserve the right not to effect any reverse stock split of the common stock if our board of directors does not deem it to be in the best interests of our stockholders. The company believes that granting this discretion provides our board of directors with maximum flexibility to act in the best interests of our stockholders. Upon implementation of the amendment, between 10 to 20 shares of outstanding Common Stock will be automatically converted into one share of Common Stock and the number of authorized shares will be reduced.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation after the payment of all debts and other liabilities.  Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.

Amendment to Articles of Incorporation

In connection with the reverse stock split, if our board of directors were to effect the reverse stock split, our board of directors would determine the exact exchange ratio for the reverse stock split (which will be with an exchange ratio between 10-for-1 and 20-for-1), set the timing of effectiveness of the reverse stock split and file the Certificate of Amendment with the State of Delaware.  The Certificate of Amendment will effect a change in our current authorized capitalization by reducing the number of authorized shares of Common Stock from 50,000,000 to 20,000,000. The par value per share of common stock will remain unchanged at $0.0001 per share. Only shares of the company’s outstanding common stock will be subject to the reverse stock split.

Under applicable Delaware law, we are permitted to take an action without a meeting of stockholders if we obtain the written consent specifying the action from stockholders holding at least a majority of the voting power of our common stock. Thus, the reverse stock split and amendment to our certificate of incorporation have been approved as follows:

(a)       the board of directors adopted a resolution approving a proposal to (i) effect a reverse stock split of our issued and outstanding common stock within a range of between 10-for-1 and 20-for-1 (with our board of directors being authorized to determine the exact ratio) and (ii) reduce the number of our authorized shares from 50,000,000 to 20,000,000; and

(b)       the proposal was approved by the written consent of stockholders holding a majority of the voting power of our capital stock.

Our amendment to our certificate of incorporation, if our board of directors determines in its discretion to effect the reverse stock split, will reflect that our outstanding shares have been reverse split and that the number of our authorized shares of common stock have been reduced. No further action on the part of stockholders is required to either implement or abandon the reverse stock split. If our board of directors determines to implement the reverse stock split, we will publicly announce, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split. Our board of directors reserves its right to elect not to proceed, and to abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

Upon the effectiveness of the reverse stock split, except as explained below with respect to fractional shares, each share of our issued and outstanding common stock will be combined, automatically and without any action on the part of our stockholders, into a lesser number of shares of our common stock calculated in accordance with the reverse stock split ratio determined by our board of directors.  No fractional shares will be issued in connection with the reverse stock split. Instead, stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of common stock that is not evenly divided by the reverse split ratio, will be entitled to receive a cash payment, without interest or deduction, rounded to the nearest cent, in an amount equal to the product obtained by multiplying (a) the closing price per share of our common stock as reported on the Nasdaq Stock Market as of the date of the effective time of the reverse stock split, by (b) the fraction of one share owned by the stockholder.

Effect of the reverse stock split

Split shares issued in connection with the reverse stock split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse stock split. The reverse stock split will decrease the number of outstanding shares of our common stock, but will not affect any stockholder's proportionate interest in our company, except for possible minor differences resulting from the treatment of any fractional shares that such stockholder would have received as a result of the reverse stock split. The par value of our common stock will remain unchanged.  While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount.  Therefore, the reverse stock split will not affect our total stockholders’ equity.  All share and per share information included in our financial statements will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse stock split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our common stock will trade at a multiple of our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the reverse stock split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity.  In addition, the reverse stock split may increase the number of the stockholders who own odd lots, or less than 100 shares.  Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results outlined above.

In connection with the reverse stock split, we are also reducing the number of our authorized shares from 50,000,000 to 20,000,000. Accordingly, without giving effect to the treatment of any fractional shares that stockholders would have received as a result of the reverse stock split, the number of shares remaining available for issuance after the reverse stock split will, as a percentage of all authorized shares, be somewhat greater. The company will retain the corporate authority to issue in the future up to all such additional remaining shares of authorized but unissued common stock.  These shares may be issued without stockholder approval at any time in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company.  Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value.  We have no immediate, definitive plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock following the reverse stock split.

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock give the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover.  The reverse stock split is not part of a plan by management to affect the ability of third parties to take over or change control of the company, nor are we currently contemplating any such anti-takeover plan.

We will not become a private company as a result of the reverse stock split, we expect that our common stock will continue to be quoted on the Nasdaq Capital Market as a fully reporting company and we plan to continue to file periodic and other reports with the SEC under the Exchange Act.

As soon as practicable after the effective date of the reverse stock split, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for, if so elected by the holder, new certificates representing the number of shares of our Common Stock held by such stockholder following the reverse stock split. Our transfer agent will act as exchange and paying agent for purposes of exchanging stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and, upon payment of the applicable fee, new certificates representing the whole number of shares of our common stock that he, she or it holds as a result of the reverse stock split. No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered his or her outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

We request that stockholders do not send in any of their stock certificates at this time.

Accounting Matters

The par value per share of the common stock will remain unchanged after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. The company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Other Effects on Outstanding Shares

When the reverse stock split is implemented, the rights and preferences of the outstanding shares of the common stock will remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split will be fully paid and non-assessable. The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the proposed reverse stock split and amendment to our articles of incorporation.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock or Preferred Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including any state, local or foreign tax consequences or other tax considerations that arise from rules of general application that may be applicable to all taxpayers or to certain classes of taxpayers or any tax considerations that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons who may be subject to special treatment under U.S. federal income tax law or persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, the U.S. Treasury regulations promulgated thereunder, and related administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership, for federal income tax purposes. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

The reverse stock split should generally be treated as a “recapitalization” for U.S. federal income tax purposes. Therefore, except with respect to the receipt of cash by certain holders in lieu of fractional shares (as discussed further below), no gain or loss should be recognized by a U.S. holder upon the reverse stock split. Accordingly, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered and the holding period for the common stock received should include the holding period for the common stock surrendered. The U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered for the shares of our common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such dates.

A U.S. holder of pre-split common stock who receives a cash payment from the company in exchange for factional shares generally will be treated as having exchanged such fractional shares for cash in a redemption that is subject to Section 302 of the Code. Under Section 302 of the Code, the exchange of common stock (including any fractional share thereof) for cash will be treated as a “sale or exchange” for U.S. federal income tax purposes, and not as a distribution under Section 301 of the Code, if the receipt of cash by the U.S. holder (a) is a “substantially disproportionate” with respect to the U.S. holder, (b) results in a “complete termination” of the U.S. holder’s interest in the company, or (c) is “not essentially equivalent to a dividend” with respect to the U.S. holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules).

Complete Redemption. The receipt of cash by a U.S. holder will be a “complete redemption” of such holder’s common stock in our company if either (i) all of the stock actually and constructively owned by the stockholder (including shares of stock constructively owned as a result of the ownership of options) is sold; or (ii) all of stock actually owned by the stockholder is sold, and the stockholder is eligible to waive, and effectively waives, the attribution of all shares constructively owned by the stockholder in accordance with the procedures described in Section 302(c)(2) of the Code. U.S. holders of our common stock wishing to satisfy the “complete redemption” test through waiver of attribution in accordance with the procedures described in Section 302(c)(2) of the Code should consult their tax advisors concerning the mechanics and desirability of such a waiver. A U.S. holder who holds options to acquire shares of our common stock will be treated as the constructive owner of such shares of common stock, and therefore will not be eligible for “complete termination” treatment.

Substantially Disproportionate. The receipt of cash by a U.S. holder will be “substantially disproportionate” if (i) the percentage of our outstanding common stock actually and constructively owned by the U.S. holder immediately following the redemption is less than 80% of the percentage of our outstanding common stock actually and constructively owned by the U.S. holder immediately before the redemption; and (ii) immediately following the redemption, the U.S. holder owns less than 50% of our common stock. In no event will the exchange of common stock for cash in lieu of the receipt of fractional shares in the reverse stock split be substantially disproportionate with respect to a U.S. holder that owns 50% or more of the combined voting power of the company immediately following the exchange. U.S. holders of our common stock should consult their tax advisors concerning the application of the substantially disproportionate test to their particular circumstances.

Not Essentially Equivalent to a Dividend. A distribution is not essentially equivalent to a dividend if the U.S. holder undergoes a “meaningful reduction” in such holder’s proportionate interest in the company. Whether a U.S. holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the reverse stock split, including the size of the holder’s percentage interest in our common stock before and after the reverse stock split. In this regard, the Internal Revenue Service (the “IRS”) has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding company common stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder’s interest. However, some stockholders receiving cash in lieu of a fractional share will have an increase in their percentage ownership interest in the company and therefore could be subject to dividend treatment on the receipt of cash in lieu of such fractional share ownership interest.

If the redemption is treated as a sale, the U.S. holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the U.S. holder’s tax basis in his or her shares (which, for these purposes, may include such stockholder’s tax basis in all of his or her shares rather than only the stockholder’s tax basis in his or her fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 25, 2022 with respect to the beneficial ownership of our common and preferred voting stock.

The address for each director and current executive officer listed is: c/o Avenue Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Lindsay A. Rosenwald, M.D., Executive Chairman of the Board of Directors	251,330 (1)	1.1%
Alexandra MacLean, M.D., Chief Executive Officer	-	*
Lucy Lu, M.D., former named executive officer	986,799 (2)	4.5%
Joseph Vazzano, former named executive officer	36,812 (3)	*
Neil Herskowitz, director	133,683	*
Jay Kranzler, M.D., PhD, director	133,683	*
Jaideep Gogtay, M.D., director	-	*
Curtis Oltmans, director	49,020	*
Garrett Ingram, director	16,000	*
Faith Charles, director	-	*
All current executive officers and directors as a group (8 persons)	583,716 (4)	2.7%

5% or Greater Stockholders:
Nantahala Capital Management, LLC	1,453,166 (5)	7%
Fortress Biotech, Inc.	3,590,096 (6)	16%
InvaGen Pharmaceuticals, Inc.	5,833,333	27%
* Less than 1%

(1)	Dr. Rosenwald has warrants convertible into 166,667 shares of our common stock. The warrants were issued by Fortress and are convertible into shares of our common stock that are owned by Fortress. These do not represent equity compensation by us to Dr. Rosenwald.

(2)	Includes 62,500 restricted stock units that will vest within 60 days of June 25, 2022.

(3)	Includes 7,500 restricted stock units that will vest within 60 days of June 25, 2022.

(4)	The total calculation for all executive officers and directors as a group does not include Dr. Rosenwald’s warrants, which have not yet been exercised.

(5)	Based solely upon a Schedule 13G filed on February 14, 2022 by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack. Nantahala may be deemed to be the beneficial owner of 1,453,166 shares of Avenue Therapeutics, Inc.’s common stock held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of those shares. The reporting persons share voting and dispositive power over all of the shares. The address of Nantahala is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(6)	Excludes 250,000 Class A Preferred shares owned by Fortress.

For purposes of the above table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report.  “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also maintain a website at www.avenuetx.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above action to effect the reverse stock split will not be effective until a date at least 20 days after the date on which the definitive Information Statement has been mailed to the stockholders.  Following such date, our board of directors will have the authority, in its sole discretion, without further action by our stockholders, to effect the reverse stock split and reduction in our number of authorized shares of common stock. Even though the holders of a majority of the voting power of our capital stock have already approved of the reverse stock split and reduction in the number of authorized shares of our common stock, we reserve the right not to effect any reverse stock split of the common stock or reduction in our number of authorized shares of common stock if our board of directors does not deem it to be in the best interests of our stockholders. The Company believes that granting this discretion provides our board of directors with maximum flexibility to act in the best interests of our stockholders. Upon implementation of the amendment, between 10 to 20 shares of outstanding Common Stock will be automatically converted into one share of Common Stock and the number of authorized shares will be reduced to 20,000,000.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on July 25, 2022, as the record date for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about August 22, 2022 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

August 22, 2022	By:	/s/ Alexandra MacLean
Alexandra MacLean, M.D.
Chief Executive Officer

Appendix  A

CERTIFICATE OF AMENDMENT

TO

THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AVENUE THERAPEUTICS, INC.

Avenue Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST. The Certificate of Incorporation of the Corporation is hereby amended by changing ARTICLE IV, so that, as amended, the first paragraph of said Section 5 shall be amended and restated as follows:

Authorized Stock. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is (i) twenty million (20,000,000) shares of Common Stock, with $0.0001 par value, and (ii) 2,000,000 shares of Preferred Stock, with $.0001 par value (the “Preferred Stock”), 250,000 of which are designated as Class A Preferred Stock (the “Class A Preferred Stock”) and the remainder are undesignated Preferred Stock.

SECOND. Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, every [____] issued and outstanding shares or shares held by the Corporation as treasury stock of the Corporation’s common stock, par value $.0001 per share, as of the date and time immediately preceding the Effective Time (the “Old Shares”), shall automatically be reclassified as and converted into one (1) validly issued, fully paid and non-assessable share of common stock of the Corporation (the “New Shares”) without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Further, every right, option and warrant to acquire Old Shares outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) New Share based on the conversion ratio of shares of Old Shares to New Shares set forth in the preceding sentence, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted).

No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the Nasdaq Stock Market as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder.

THIRD. Each holder of record of a certificate which immediately prior to the last trading day preceding the date of the Split Effective Time (the “Split Effective Date”) represents Old Shares (the “Old Certificates”) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate (the “New Certificates”) representing the number of whole shares of common stock into and for which the shares formerly represented by such Old Certificates so surrendered are exchangeable. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.

FOURTH. That a resolution was duly adopted by unanimous written consent of the directors of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the above mentioned amendment to the Certificate of Incorporation and declaring said amendment to be advisable.

FIFTH. That this amendment was duly authorized by the holders of a majority of the voting stock of the Corporation by written consent of the stockholders of the Corporation. Said amendment was duly adopted in accordance with the provisions of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this ___ day of ______, 2022.

AVENUE THERAPEUTICS, INC.

By:
Name:
Title:

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